EXHIBIT 10.23.1

AMENDMENT TO FISCAL YEAR 2007
ANNUAL INCENTIVE PLAN SUMMARY
EFFECTIVE OCT. 24, 2006
(September 1, 2006 through August 31, 2007 Performance Period)

The Fiscal Year 2007 Annual Incentive Plan Summary has been amended to include the following:

An award under the Plan is deemed to be an “incentive award” covered by the terms of the Monsanto Company Recoupment Policy adopted by the Board of Directors of the Company on October 24, 2006, if the participant is a “Specified Executive Officer” (within the meaning of said Recoupment Policy) at the relevant time or times.